UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010 (February 8, 2010)

HARRY & DAVID HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-127173	20-0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 South Pacific Highway, Medford, OR 97501

(Address of principal executive office and zip code)

(541) 864-2362

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See information set forth in Item 5.02 below, which is incorporated by reference herein in response to this Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 8, 2010, Harry & David Holdings, Inc. (the “Company”) issued a press release to publicly announce that Steven J. Heyer, age 57, joined the Company as Chairman of the Board and Chief Executive Officer effective February 8, 2010. Mr. Heyer also will serve as Chairman of the Board and Chief Executive Officer of the Company’s subsidiary, Harry and David (“Harry and David”) effective February 8, 2010. It is not currently anticipated that Mr. Heyer will serve on any committee of the Board of either the Company or Harry and David. Mr. Heyer replaced William H. Williams, who left the Company and his positions as a director and President and Chief Executive Officer of the Company and of Harry and David as of February 8, 2010.

Mr. Heyer co-founded Avra Kehdabra Animation, LLC, a computer animation studio exclusively focused on full-length feature films, and Next 3D, a 3D to the home software company. He is active in private equity and venture capital investing, serves on the board of Lazard Ltd. (as lead director) and Omnicare Inc. and is a director of the National Collegiate Athletic Association. He served as Chief Executive Officer of Starwood Hotels & Resorts Worldwide from October 2004 until April 2007; in senior executive roles at The Coca-Cola Company from 2001 to 2004, including as President and Chief Operating Officer from 2002 to September 2004; and President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee, from 1994 to 2001. Previously, Mr. Heyer was President and Chief Operating Officer of Young & Rubicam Advertising Worldwide, and before that spent 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner.

Mr. Heyer has entered into an Employment Agreement with Harry and David and Option Agreements and a Letter Agreement with the Company, each dated February 8, 2010.

Employment Agreement. The employment period is five years, subject to the right of either party to terminate Mr. Heyer’s employment at any time for any or no reason. He will receive an annual base salary of $500,000, subject to review and upward adjustment at least annually by the board. Mr. Heyer is entitled to participate in standard employee benefit, fringe benefit and expense reimbursement plans that generally are available to Harry and David’s other senior executives. In addition, as long as he remains Chief Executive Officer, Mr. Heyer is entitled to serve as Chairman of Harry and David’s board. He will not participate in Harry and David’s existing incentive compensation program or severance or pension plans. If his employment terminates, including as a result of death or disability, he is entitled to receive any unpaid base salary accrued for services through the date of termination plus the dollar value of vacation time accrued and unused through the date of termination. Mr. Heyer also has agreed to certain restrictions relating to competition, confidentiality and solicitation of Harry and David’s customers and employees.

Option Agreements. Under one Option Agreement, the Company granted Mr. Heyer fully-vested options (the “First Options”) to purchase 118,282 shares of common stock of the Company, with a $150 per share exercise price. Under another Option Agreement, the Company granted Mr. Heyer fully-vested options (the “Second Options”) to purchase 63,409 shares of common stock of the Company with a $430 per share exercise price. Both Option Agreements and the additional Options described below are subject to the Company’s Second Amended and Restated 2004 Stock Option Plan, also described below.

Letter Agreement. Mr. Heyer will be entitled to receive additional fully-vested options to purchase up to an aggregate of 2,677 shares of the Company’s common stock (“Additional First Options”) and additional fully-vested options to purchase up to an aggregate of 1,268 shares of the Company’s common stock (“Additional Second Options”), in certain cases where the Company issues common stock or other options or convertible securities. Such additional options will have a per share exercise price equal to the greater of (i) the fair market value (determined by the Company’s Board) of a share of the Company’s common stock at the time such additional Options are issued and (ii) $150 (in the case of the Additional First Options) or $430 (in the case of the Additional Second Options). The Additional First Options and Additional Second Option will be subject to option agreements that are substantially similar to the Option Agreements relating to the First Options and the Second Options, respectively.

In the event of a change in control of the Company or Harry and David (“Change in Control”), Mr. Heyer will be entitled to receive from the Company a cash bonus (the “Bonus”) equal to the excess, if any, of (x) the value at the time of such Change in Control of the First Options, assuming a $96.41 per share exercise price, over (y) the value at the time of such Change in Control of such First Options at a $150 per share exercise price. However, if a Change in Control has not occurred on or prior to the fifth anniversary of the date of the Letter Agreement and Mr. Heyer’s employment terminates for any reason (other than a termination for cause) after such fifth anniversary but before a Change in Control, then Mr. Heyer will not be entitled to the Bonus, but he will be entitled to receive an amount in cash (the “Other Payment”) equal to the excess, if any, of (x) the value at the time Mr. Heyer’s employment so terminates of the First Options, assuming a $96.41 per share exercise price, over (y) the value at the time Mr. Heyer’s employment so terminates of the First Options at a $150 per share exercise price. The First Option values referred to above will be determined by the Company’s Board in good faith and using reasonable assumptions and methodology. Mr. Heyer will not be entitled to receive the Bonus if, prior to any Change in Control, Harry and David has terminated his employment for cause or he has terminated his employment other than for good reason and unless certain other conditions are satisfied. Additionally, Mr. Heyer will not be entitled to receive the Other Payment if Harry and David has terminated his employment for cause and unless certain other conditions are satisfied.

If any payment under the Letter Agreement would trigger an excise tax as a result of the payment being considered contingent on a change in ownership or control of the Company, any such payments will be reduced to the minimum extent necessary to ensure that the payment will not be subject to the tax as an excess parachute payment, but only to the extent such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis.

Finally, under the Letter Agreement, Mr. Heyer is required to pay the Company liquidated damages if he exercises the First Options and his employment subsequently is terminated for cause or he resigns other than for good reason. The Liquidated Damages equal (i) $10 million, declining by 20% on each of the first three anniversaries of his hire date and by $750,000 quarterly after such third anniversary, multiplied by (ii) the percentage of the First Options he has exercised on or before the 30th day after any such termination or resignation.

In addition, on February 8, 2010, the Board of Directors of the Company approved the Company’s Second Amended and Restated 2004 Stock Option Plan to increase from 150,000 to 300,000 the maximum number of shares of common stock that may be issued and sold under options granted thereunder. On February 8, 2010, the stockholders of the Company approved and ratified the Second Amended and Restated 2004 Stock Option Plan.

The foregoing descriptions of the Employment Agreement, Option Agreements, Letter Agreement and Second Amended and Restated 2004 Stock Option Plan are qualified in their entirety by reference to such agreements and Plan, the full text of which are filed herewith as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated by reference herein into this Item 5.02. A copy of the Press Release is furnished as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	Harry & David Holdings, Inc. February 8, 2010 Press Release

Exhibit 99.2	Employment Agreement dated as of February 8, 2010, between Steven J. Heyer and Harry and David

Exhibit 99.3	Non-Qualified Stock Option Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.4	Non-Qualified Stock Option Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.5	Letter Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.6	Second Amended and Restated 2004 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2010

Harry & David Holdings, Inc.

By:	/S/ EDWARD F. DUNLAP
Name:	Edward F. Dunlap
Title:	Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Harry & David Holdings, Inc. February 8, 2010 Press Release

Exhibit 99.2	Employment Agreement dated as of February 8, 2010, between Steven J. Heyer and Harry and David

Exhibit 99.3	Non-Qualified Stock Option Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.4	Non-Qualified Stock Option Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.5	Letter Agreement dated February 8, 2010, between Steven J. Heyer and Harry & David Holdings, Inc.

Exhibit 99.6	Second Amended and Restated 2004 Stock Option Plan

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